EXHIBIT 99.1

SUNOCO LOGISTICS PARTNERS L.P. TO ACQUIRE INTEREST IN

WILPRISE AND TRI-STATES PIPELINES

PHILADELPHIA, August 18, 2003 – Sunoco Logistics Partners L.P. (NYSE:SXL) today announced that it has reached definitive agreements to acquire a 37.35% interest in Wilprise Pipeline Company, L.L.C. (“Wilprise”) and a 16.67% interest in Tri-States NGL Pipeline, L.L.C. (“Tri-States”) from the Williams Companies, Inc. The transactions are subject to purchase rights held by existing owners and normal conditions to closing for assets of this nature, and are expected to close within the next ninety (90) days.

Tri-States is a 161-mile natural gas liquids (“NGL”) pipeline with a capacity of 95 MBPD originating at gas processing plants located near Mobile Bay, Alabama and terminating at Kenner Junction near New Orleans, Louisiana. Tri-States transported 56 MBPD in 2002. Wilprise, a 33-mile NGL pipeline with a capacity of 60 MBPD originating at Kenner Junction and terminating at Sorrento, Louisiana, transported 42 MBPD in 2002. Total consideration for the interests in both pipelines is $26.5 million, with an additional $8.3 million payable based on volumes transported through 2006.

“These pipelines are well positioned to take advantage of the significant growth in natural gas expected in the offshore Gulf of Mexico,” said Deborah M. Fretz, President and Chief Executive Officer of Sunoco Logistics. “These acquisitions are consistent with our business plan which calls for growth in areas where we do not operate today, specifically natural gas liquids. We expect the acquisitions to be immediately accretive. The transactions will be financed using our revolving credit facility, and we expect to keep our investment grade rating by maintaining a conservative capital structure over the medium and long term.”

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, was formed to acquire, own and operate Sunoco, Inc.’s refined product and crude oil pipelines and terminal facilities. The Eastern Pipeline system consists of approximately 1,900 miles of primarily refined product pipelines and interests in four products pipelines, consisting of a 9.4 percent interest in Explorer Pipeline Company, a 31.5 percent interest in Wolverine Pipe Line Company, a 9.2 percent interest in West Shore Pipe Line Company and a 14.0 percent interest in the Yellowstone Pipe Line Company. The Terminal Facilities consist of 7.8 million barrels of refined product terminal capacity and 16.0 million barrels of crude oil terminal capacity (including 12.5 million barrels of capacity at the Texas Gulf Coast Nederland Terminal). The Western Pipeline System consists of approximately 2,700 miles of crude oil pipelines, located principally in Oklahoma and Texas and a 43.8 percent interest in the West Texas Gulf Pipe Line Company. For additional information visit Sunoco Logistics’ web site at www.sunocologistics.com.

Statements made in this release that are not historical facts are forward-looking statements. These forward-looking statements reflect our expectations, which we believe to be reasonable, regarding the proposed acquisition. However, these expectations are subject to the accuracy of the information we have about the current operations of the assets or the entities to be acquired, the actual cost of financing the acquisition, the future plans of shippers, our ability to successfully implement changes in operations of the assets and many other factors. We caution you that the forward-looking statements in this release involve a number of risks and uncertainties that may affect our business prospects and performance, causing actual results to differ materially from those discussed in this release. These risks and uncertainties are described in our June 30, 2003 Quarterly Report on Form 10-Q (filed with the Securities and Exchange Commission on August 7, 2003) and include, among other things: our ability to successfully consummate announced acquisitions and integrate them into existing business operations; the ability of announced acquisitions to be cash-flow accretive; general business and economic conditions; increased competition; changes in demand for crude oil and refined products; loss of a major customer; changes in our tariff rates; and changes in throughput of third-party pipelines that connect to our refined product pipelines and terminals. Other unknown or unpredictable factors also could have a material adverse effect on our future results. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events.